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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Global Cash Access Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GLOBAL CASH ACCESS HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2013

TIME	9:00 a.m., Pacific Daylight Time, on April 25, 2013
LOCATION	Encore Resort
3121 Las Vegas Blvd. South
Las Vegas, NV 89109
PROPOSALS	1.	To elect three (3) Class II directors to serve until the 2016 annual meeting of stockholders and until their successors are elected and qualified.
	2.	To approve, on an advisory (non-binding) basis, the compensation of Global Cash Access Holdings, Inc.'s named executive officers as disclosed in the accompanying proxy statement.
	3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Global Cash Access Holdings, Inc. for the fiscal year ending December 31, 2013.
	4.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement which is attached and made a part hereof.
RECORD DATE
You are entitled to notice of and to vote at the 2013 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournment or postponement thereof if you were a stockholder at the close of business on March 11, 2013.
VOTING
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You may vote your shares by using the Internet or the telephone. Instructions for using these services are set forth on the enclosed proxy card. You may also vote your shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
INTERNET AVAILABILITY
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 25, 2013. Our Proxy Statement is attached. Financial and other information concerning Global Cash Access Holdings, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2012. A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available and may be viewed at www.proxyvote.com.

By Order of the Board of Directors,
By:	/s/ DAVID LOPEZ David Lopez Chief Executive Officer

Las Vegas, Nevada
March 26, 2013

GLOBAL CASH ACCESS HOLDINGS, INC.
7250 South Tenaya Way, Suite 100
Las Vegas, Nevada 89113
(800) 833-7110

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

        The Board of Directors (the "Board") of Global Cash Access Holdings, Inc., a Delaware corporation (the "Company"), is furnishing these proxy materials to you in connection with the Company's 2013 annual meeting of stockholders (the "Annual Meeting"). The Annual Meeting will be held at the Encore Resort, 3121 Las Vegas Blvd., South, Las Vegas, Nevada 89109, on April 25, 2013 at 9:00 a.m., Pacific Daylight Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement ("Proxy Statement").

        This Proxy Statement and enclosed form of proxy are first being mailed to stockholders on or about March 27, 2013.

What proposals will be voted on at the Annual Meeting?

        There are three proposals scheduled to be voted on at the Annual Meeting:

  1.
  To elect three (3) Class II directors to serve until the 2016 annual meeting of stockholders and until their successors are elected and qualified.

  2.
  To approve, on an advisory (non-binding) basis, the compensation of Global Cash Access Holdings, Inc.'s named executive officers as disclosed in this Proxy Statement.

  3.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm (hereinafter referred to as "independent auditors") for the fiscal year ending December 31, 2013.

  4.
  To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.

What are the recommendations of the Board?

        The Board's voting recommendations with respect to the proposals that will be presented are as follows:

Proposal		Board's Voting Recommendation
1.	To elect three (3) Class II directors to serve until the 2016 annual meeting of stockholders and until their successors are elected and qualified	For all nominees
2.	To approve, on an advisory (non-binding) basis, the compensation of Global Cash Access Holdings, Inc.'s named executive officers as disclosed in this Proxy Statement	For
3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2013	For

        Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement, nor have we received notice of any matter by the deadline prescribed by Securities and Exchange Commission ("SEC") Rule 14a-4(c). Without limiting our ability to apply the advance notice provisions in our Amended and Restated Bylaws with respect to the procedures that must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

What is the record date and what does it mean?

        The record date for the Annual Meeting is March 11, 2013. The record date is established by the Board as required by Delaware law. Holders of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock") at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

        Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock owned as of the record date. Holders of Common Stock are referred to herein as "Stockholders."

        At the record date, 66,468,313 shares of Common Stock were issued and outstanding. Shares held in treasury by the Company are not treated as being issued or outstanding for purposes of determining the number of shares of Common Stock entitled to vote.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum permitting the proposals described herein to be acted upon at the Annual Meeting.

What is the impact of not casting your vote?

        Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares of Common Stock is present at the Annual Meeting.

        A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting authority with respect to that item and has not received instructions from the beneficial owner.

        If you are a beneficial owner of shares held in "street name" by a bank, broker or other holder of record, and such record holder does not receive instructions from you as to how to vote those shares, under the rules of the New York Stock Exchange, your record holder may exercise discretionary authority to vote on routine proposals but may not vote on non-routine proposals. Proposal 1 (election of directors) and Proposal 2 (advisory vote on executive compensation) are considered non-routine matters under applicable rules. Proposal 3 (the ratification of the Company's independent registered accounting firm) is considered a routine matter under applicable rules. Accordingly, if you do not instruct your record holder how to vote with respect to Proposal 1 (election of directors) and Proposal 2 (advisory vote on executive compensation), no votes will be cast on your behalf with respect to such proposals. Your record holder, however, will continue to have discretion to vote any uninstructed shares on Proposal 3 (the ratification of the Company's independent registered accounting firm).

What is the voting requirement to approve each of the proposals?

        Proposal 1.    The three (3) Class II Director candidates receiving the greatest number of affirmative votes of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Votes that are withheld, abstentions and broker non-votes will not be counted toward a nominee's total.

        Proposal 2.    The proposal to approve, on an advisory basis, the compensation of our named executive officers will require the affirmative vote of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as either a vote "For" or "Against" Proposal 2. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote against this proposal. Although this vote is advisory and is not binding on our Board of Directors, the Board of Directors and the Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our compensation program.

        Proposal 3.    Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm will require the affirmative vote of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the same effect as votes against Proposal 3.

        All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein.

How do I vote my shares?

        You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:

  •
  by mailing the enclosed proxy card;

  •
  over the telephone by calling a toll-free number; or

  •
  electronically, by using the Internet.

        The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate Stockholders' identities, to allow Stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions for Stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

Who will tabulate the votes?

        An automated system administered by Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

        You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:

  •
  submitting another proxy card bearing a later date;

  •
  sending a written notice of revocation to the Secretary of the Company at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113;

  •
  submitting new voting instructions via telephone or the Internet; or

  •
  attending AND voting in person at the Annual Meeting.

Who is paying for this proxy solicitation?

        This proxy solicitation is being made by the Company. This Proxy Statement and the accompanying proxy were first sent by mail to the Stockholders on or about March 27, 2013. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. The Company also will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile or e-mail.

How can I find out the voting results?

        The Company will report the voting results in a Form 8-K within four business days after the end of the Annual Meeting.

How do I receive electronic access to proxy materials for future annual meetings?

        Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a Stockholder of record and would like to receive future Stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.proxyvote.com.

        If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

        If your shares of Common Stock are registered in the name of a brokerage firm, you still may be eligible to vote your shares of Common Stock electronically over the Internet. A large number of brokerage firms are participating in the Broadridge online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in Broadridge's program, your proxy card will provide instructions for voting online. If your proxy card does not reference Internet information, please complete and return your proxy card.

How can I avoid having duplicate copies of the proxy statements sent to my household?

        Some brokers and other nominee record holders may be participating in the practice of "house-holding" proxy statements and annual reports, which results in cost savings for the Company. The practice of "house-holding" means that only one copy of the Proxy Statement and annual report will be sent to multiple Stockholders in a Stockholder's household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company's Investor Relations department at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, (702) 855-3000, requesting such copies. If a Stockholder is receiving multiple copies of the Proxy Statement and annual report at the Stockholder's household and would like to receive a single copy of those documents for a Stockholder's household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company's Investor Relations department to request mailing of a single copy of future proxy statements and annual reports.

When are stockholder proposals due for next year's annual meeting?

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For Stockholder proposals to be considered properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice therefore in writing to the Secretary of the Company. To be timely for the Company's 2014 Annual Meeting of Stockholders, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between December 26, 2013 and January 25, 2014. A Stockholder's notice to the Secretary must set forth as to each matter the Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the Stockholder, and (iv) any material interest of the Stockholder in such business.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and intended to be presented at the Company's 2014 Annual Meeting of Stockholders must be received by the Company no later than November 27, 2013 in order to be considered for inclusion in the Company's proxy materials for that meeting.

PROPOSAL 1
ELECTION OF CLASS II DIRECTORS

        Our Amended and Restated Certificate of Incorporation provides that the number of directors which shall constitute the Board shall be exclusively fixed by resolutions adopted by a majority of the authorized directors constituting the Board. The Company's Amended and Restated Bylaws state that the number of directors of the Company shall be fixed in accordance with the Company's Certificate of Incorporation, then in existence. The authorized number of directors of the Company is currently set at seven. Each Director will be elected to serve until his or her term has expired and until his or her successor has been duly elected and qualified. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board shall be divided into three classes constituting the entire Board. The members of each class of directors serve staggered three-year terms. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Currently, the Board is composed of the following seven members:

Class	Directors	Term Expiration
II	Geoff Judge, Michael Rumbolz and Ronald Congemi	2013 Annual Meeting of Stockholders
III	David Lopez and Fred C. Enlow	2014 Annual Meeting of Stockholders
I	Scott Betts and E. Miles Kilburn	2015 Annual Meeting of Stockholders

        The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has nominated, Geoff Judge, Michael Rumbolz and Ronald Congemi for election as Class II Directors of the Company, to serve a three-year term until the 2016 annual meeting of stockholders and until a qualified successor is elected or until the director's earlier resignation or removal. Each nominee, all of whom are current directors of the Company, has consented, if elected as a Class II Director of the Company, to serve until his term expires. The Board has no reason to believe that the nominee will not serve if elected, but if such nominee should become unavailable to serve as a director, and if the Board designates a substitute nominee, the person named as proxies will vote for the substitute nominee designated by the Board.

        Information regarding the business experience of each nominee for election as a Class II Director is provided below.

Geoff Judge Age 59	Geoff Judge has served as a member of the Board since September 2006. Since 2010, Mr. Judge has been a Partner at iNovia Capital, a manager of early stage venture capital funds. Prior to joining iNovia, he was an early stage private investor. From 2003 to 2005, he was an investor in and the Chief Operating Officer of Preclick, a digital photography software firm. In 2002, he was the Chief Operating Officer of Media Solution Services, Inc., a provider of credit card billing insert media. From 1997 to 2002, Mr. Judge was a co-founder and Senior Vice President and General Manager of the media division of 24/7 Real Media. From 1995 to 1997 he was a Vice President of Marketing for iMarket, Inc., a software company. From 1985 to 1995, Mr. Judge was a Vice President and General Manager in the credit card division of American Express. Mr. Judge also serves as a director of numerous privately held companies. The Board believes Mr. Judge is qualified to serve as a member of our Board due to his knowledge of the Company's business and his experience in the financial services and payment processing industries primarily from his tenure at American Express.
Michael Rumbolz Age 59

Michael Rumbolz has served as a member of the Board since August 2010. From August 2008 to August 2010, Mr. Rumbolz served as a consultant to the Company advising the Company upon various strategic, product development and customer relation matters. Mr. Rumbolz served as the Chairman and Chief Executive Officer of Cash Systems,  Inc., a provider of cash access services to the gaming industry, from January 2005 until August 2008 when Global Cash Access, Inc. acquired Cash Systems, Inc. Mr. Rumbolz also has provided various consulting services and held various public and private sector employment positions in the gaming industry, including serving as Chairman of the Nevada Gaming Control Board from June 1987 to December 1988. Mr. Rumbolz currently serves as a member of the Board of Directors of Employers Holdings, Inc. (NYSE: EIG). The Board believes Mr. Rumbolz is qualified to serve as a member of our Board due to his experience in the cash access and gaming industries.

Ronald Congemi Age 66

Ronald Congemi has served as a member of the Board since February 2013. Mr. Congemi currently serves as a member of the Board of Directors of Clearent LLC, a privately held merchant processing company; a consultant to Acxsys Corporation of Canada, the operating arm of the Interact debit network of Canada; a consultant to the Gerson Lehman Group, a global advisory firm; and a member of the Philadelphia Federal Reserve's Payments Advisor Council. Mr. Congemi previously served as the Chief Executive Officer of First Data's Debit Services Group from 2004 until his retirement at the end of 2008. Mr. Congemi also served as Senior Vice President of Concord EFS, Inc. and Concord's Network Services Group. Mr. Congemi founded Star Systems, Inc., an ATM and PIN debit network in the United States and served as the President and Chief Executive Officer from 1984 to 2008. The Board believes Mr. Congemi is qualified to serve as a member of our Board due to his management experience in the payments industry.

 THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS' VOTE "FOR" THE ELECTION TO THE BOARD OF THE NOMINEES NAMED ABOVE

        The Company's directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company's Amended and Restated Bylaws. Information regarding the business experience of each such director is provided below.

Class III Directors For Three Year Term That Will Expire in 2014

Fred Enlow Age 73	Fred C. Enlow has served as a member of the Board since October 2006. Since 2000, Mr. Enlow has been a consultant to various financial institutions, primarily involving international consumer financial business. He is currently a director, Chairman of the Board and Chairman of the Audit Committee of Prudential Vietnam Finance Company. Previously, he was a group executive director of Standard Chartered Bank PLC, a Vice Chairman and director of MBNA America Bank, Chairman of MasterCard International's Asia Pacific region and member of the Board of Directors and Executive Committee of MasterCard International. The Board believes Mr. Enlow is qualified to serve as a member of our Board due to his experience in the financial services and payment processing industries.
David Lopez Age 39

David Lopez has served as President of GCA since June 2012 and was appointed to our Board in July 2012. Mr. Lopez assumed the role of Chief Executive Officer of the Company on January 1, 2013. Mr. Lopez served as the Chief Operating Officer of Shuffle Master Inc., a leading global gaming supplier, from June 2010 until May 2012. Mr. Lopez also served as a member of the Board of Directors of Shuffle Master Inc. from November 2010 until May 2012. Mr. Lopez joined Shuffle Master Inc. in February 1998 as a Marketing Research Analyst and during his tenure at Shuffle Master Inc. assumed increasing roles of responsibility, including being appointed Executive Vice President in November 2008 and serving as the Interim Chief Executive Officer from November 2010 until April 2011. Prior to his appointment as Executive Vice President, Mr. Lopez served as President, Shuffle Master Americas Division from 2007 to 2008; President Utility Division from 2006 to 2007; Vice President of Product Management from 2003 to 2006; and Executive Director, Product Management from 2002 to 2003. The Board believes Mr. Lopez is qualified to serve as a member of our Board due to his management experience in the gaming equipment and technology industry.

Class I Directors—Nominees Whose Terms Will Expire in 2015

Scott Betts Age 59	Scott Betts served as the Company's Chief Executive Officer from October 2007 until his retirement on December 31, 2012. Mr. Betts will remain as an employee of the Company in a strategic advisory position through March 31, 2013. Mr. Betts has served as a member of the Board since October 2007 and the Board has approved reappointing Mr. Betts as Class I Director as of March 31, 2013 (filling the vacancy created by the termination of his employment). From October 2007 through February 2008, Mr. Betts served as interim Chief Financial Officer and Treasurer of the Company. Prior to joining the Company, Mr. Betts served as the Executive Vice President of First Data Corporation, a payment processing services company, from May 2002 to March 2006, having served as Senior Vice President of Strategic Planning of First Data Corporation from October 2001 to May 2002. From May 2002 to March 2006, he was also President of First Data Merchant Services, which included First Data Corporation's TeleCheck check verification and guarantee business. During this time period, he also served as First Data Corporation's President of Domestic Enterprise Payments. From March 2006 until joining the Company, Mr. Betts also served as an independent consultant to various companies in the payments processing industry. Mr. Betts joined Procter and Gamble, a multinational manufacturer of personal care products, in 1977 and served as General Manager/Vice President of North America Fem Care and Global Tampax from 1997 to 2001. The Board believes that Mr. Betts is qualified to serve as a member of our Board due to his many years of managing and leading complex business organizations as well as his expertise in the payment processing industry.
E. Miles Kilburn Age 50

E. Miles Kilburn has served as a member of the Board since March 2005 and currently serves as Chairman of the Board. Since 2011, Mr. Kilburn has served as a partner of and is a co-founder of Mosaik Partners, LLC, an investment banking advisory firm focused on financial technology and the payments industry. Mr. Kilburn also has been a private investor since June 2004. Prior to that, he was Executive Vice President and Chief Strategy Officer of Concord EFS, Inc., a payment services and network services company (which became a wholly-owned subsidiary of First Data Corporation in February 2004) from 2003 to 2004, and Senior Vice President of Business Strategy and Corporate Development from 2001 to 2003. He served as Chief Executive Officer of Primary Payment Systems, Inc., a provider of services that combat check, identity and new account fraud, a majority-owned subsidiary of Star Systems, Inc., a provider of PIN-secured debit networks and secure real-time electronic transactions from 2002 to 2003, and Chief Financial Officer from 1997 to 1999. Mr. Kilburn was Group Executive Vice President and Chief Financial Officer of Star Systems, Inc. from 1999 to 2001. Mr. Kilburn also serves as a director of several privately held companies. The Board believes Mr. Kilburn is qualified to serve as a member on our Board due to his experience as an investor in companies in the payments industry, as well as his status as an "audit committee financial expert".

BOARD AND CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and the Board's Role in Risk Oversight

        We separate the roles and responsibilities of the Chief Executive Officer ("CEO") and Chairman of the Board. The CEO formulates our strategic direction and oversees the day to day management and performance of the Company, while the Chairman of the Board provides general guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the Board. David Lopez serves as our CEO and E. Miles Kilburn serves as the Chairman of the Board.

        Our Board of Directors is responsible for oversight of our risk assessment process. The Board's role in the Company's risk oversight process includes receiving regular reports from members of our management team with respect to material risks that the Company faces, including operational, financial, legal and regulatory, strategic and reputational risks. The Board, or the applicable committee of the Board, receives these reports from members of our management team to enable it to identify material risks and assess management's risk management and mitigation strategies. As part of its charter, the Audit Committee assesses risks relating to the Company's financial statements, oversees both the Company's external and internal audit function and oversees the Company's compliance with all applicable laws and regulations. The Company's Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Board Committees and Meetings

        During fiscal 2012, the Board held eight meetings. Each director attended at least 75% of the total number of the meetings of the Board and meetings of the committees of the Board on which he served.

        The Board has three committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each director of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee attended at least 75% of the meetings of each committee on which he served. The members of the committees during fiscal 2012 are identified in the following table:

DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE
David Lopez*
Scott Betts
E. Miles Kilburn	Chair	Chair	X
Geoff Judge	X		X
Fred C. Enlow	X	X
Patrick Olson**	X	X	Chair
Michael Rumbolz

*
Mr. Lopez began his employment with the Company in June 2012 and was elected to the Board of Directors in July 2012.

**
Mr. Olson resigned from the Board and all committee positions effective as of December 31, 2012.

Annual Meeting of Stockholders

        The Company encourages, but does not require, its Board members to attend annual stockholders meetings. All of the Company's Board members attended the Company's 2012 annual meeting of stockholders.

Committees of the Board

        The Audit Committee met four times in fiscal 2012. The Audit Committee has the responsibility for, among other things:

  •
  conducting and supervising internal audit investigations, retaining independent legal, accounting or other advisors to carry out its duties and if necessary, to institute special investigations related to the Company's internal audit functions;

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  reviewing policies and procedures adopted by management regarding fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC;

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  overseeing the Company's accounting and financial reporting processes, overseeing audits of the Company's financial statements and reviewing the Company's audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluating the adequacy and effectiveness of internal controls that could significantly affect the Company's financial statements, as well as the adequacy and effectiveness of the Company's disclosure controls and procedures and management's reports thereon;

  •
  reviewing and discussing reports from the Company's independent auditor regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) all alternative treatments of financial information within GAAP that have been discussed with management; and (iii) other material written communications between the Company's independent auditor and management;

  •
  reviewing major changes to the Company's auditing and accounting principles and practices as suggested by the Company's independent auditor, internal auditors or management, and reviewing the significant reports to management prepared by the Company's internal auditing department and management's responses;

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  establishing procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

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  advising the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations; and

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  overseeing the work of the registered public accounting firm engaged in audit, review or attest services for the Company, overseeing the appointment, compensation and retention of the registered public accounting firm, and overseeing and ensuring the independence of the Company's independent auditor, and reviewing and pre-approving of all audit services and permissible non-audit services to be performed by the Company's independent auditor.

        The Board has determined that Mr. Kilburn is an "audit committee financial expert" as defined by Item 407(d)(5)(ii) of Regulation S-K and is independent under applicable New York Stock Exchange ("NYSE") rules. A copy of the Audit Committee charter can be viewed at the Company's website at www.gcainc.com.

        The Compensation Committee met at least three times during 2012, either separately or in conjunction with full Board meetings. The Compensation Committee has delegated responsibility for:

  •
  assisting the Board in discharging its responsibilities relating to compensation of the Company's directors and executive officers;

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  reviewing and approving goals and objectives for CEO compensation and recommending to the Board non-CEO compensation and incentive compensation plans and equity based plans that are subject to Board approval;

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  administering the Company's incentive compensation plans and equity based plans, approving new equity compensation plans or material changes to an existing plan where Stockholder approval has not been obtained, and approving awards as determined by the Board; and

  •
  ensuring corporate performance measures and goals are set and determining the extent that established goals have been achieved and any related compensation earned.

        A copy of the Compensation Committee charter can be viewed at the Company's website at www.gcainc.com.

        The Nominating and Corporate Governance Committee met two times in fiscal 2012. The Nominating and Corporate Governance Committee has the responsibility for:

  •
  developing and recommending to the Board, and implementing a set of corporate governance principles and procedures;

  •
  developing and recommending to the Board, and implementing and monitoring compliance with, a code of business conduct and ethics for directors, officers and employees, and promptly disclosing any waivers for directors or executive officers;

  •
  assessing the adequacy of the code of business conduct and ethics and recommending any changes;

  •
  assisting the Board in assessing Board composition, selecting nominees for election to the Board consistent with criteria approved by the Board, and advising the Board on each Committee of the Board regarding member qualifications, Committee appointments and removals, Committee structure and operations and Committee reporting;

  •
  determining the compensation of members of the Board and its Committees;

  •
  advising the Board on candidates for executive offices, and advising the Board on candidates for the position of Chairman of the Board and CEO; and

  •
  establishing and monitoring a process of assessing the Board's effectiveness and overseeing the evaluation of the Board and management.

        The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company's website at www.gcainc.com.

        As provided in the charter of the Nominating and Corporate Governance Committee, nominations for director may be made by the Nominating and Corporate Governance Committee or by a Stockholder of record entitled to vote. The Nominating and Corporate Governance Committee will consider and make recommendations to the Board regarding any Stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Company's Investor Relations Department—Attention Nominating and Corporate Governance Committee at 7250 South Tenaya Way, Suite 100, Las Vegas, NV 89113 providing the candidate's name, biographical data and qualifications, a document indicating the candidate's willingness to act if elected, and evidence of the nominating

Stockholder's ownership of Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

        In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual's experience in the Company's industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, and the candidate's interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual's integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Nominating and Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Nominating and Corporate Governance Committee which is posted on the Company's website at www.gcainc.com. The Nominating and Corporate Governance Committee has the responsibility of assessing the Board's composition, including the diversity of the Board, however, the Nominating and Corporate Governance Committee has no formal policies and procedures with respect to assessing the diversity of the Board. In general, the Nominating and Corporate Governance Committee seeks prospective nominees with a broad diversity of experience, professions, skills and backgrounds but does not assign any specific weights to any particular criteria. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis prohibited by law.

Director Independence

        Under independence standards established by the Board, a director does not qualify as independent unless the Board affirmatively determines that the director does not have any material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director. The Board considers such facts and circumstances as it deems relevant to the determination of director independence. To assist in making its determination regarding independence, the Board considers, at a minimum, the following categorical standards:

  •
  a director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not independent until three years after the end of such employment relationship;

  •
  a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation;

  •
  a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not "independent" until three years after the end of the affiliation or the employment or auditing relationship;

  •
  a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's or any of its subsidiaries present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship;

  •
  a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold; and

  •
  any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board. The Company shall explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

        The Board has determined that the following directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director, and that each is independent within the meaning of independence as set forth in the rules of the NYSE: E. Miles Kilburn, Geoff Judge, Fred C. Enlow, Michael Rumbolz and Ronald Congemi.

Executive Sessions of Non-Management Directors

        Mr. Kilburn has been selected as the Presiding Director to preside over meetings of our non-management directors in executive session with no management or employees present. Our independent directors met in executive session with no management directors or employees present at least three (3) times last year.

Access to Corporate Governance Policies

        Stockholders may access the Company's committee charters, the code of ethics and corporate governance guidelines at the Company's Internet website at www.gcainc.com. Copies of the Company's committee charters, corporate governance guidelines and code of ethics will be provided to any Stockholder upon written request to the Secretary of the Company, Global Cash Access Holdings, Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113 or via electronic mail to secretary@gcamail.com.

Communication between Interested Parties and Directors

        Stockholders and other interested parties may communicate with individual directors (including the Presiding Director), the members of a committee of the Board, the independent directors as a group or the Board as a whole by addressing the communication to the named director, the committee, the independent directors as a group or the Board as a whole c/o Secretary, Global Cash Access Holdings, Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, NV 89113 or via electronic mail to secretary@gcamail.com. The Company's Secretary will forward all correspondence to the named director, committee, independent directors as a group or the Board as a whole, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company's Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Risk Considerations in our Compensation Policies

        The Compensation Committee has reviewed and discussed the concept of risk as it related to the Company's compensation policies and the Compensation Committee does not believe that the Company's compensation policies encourage excessive or inappropriate risk taking for the following reasons:

  •
  Our compensation structure consists of both salary and incentive-based compensation. The salary component of our compensation structure is designed to provide a steady income regardless of our Company's stock price so that executives are not overly focused on our stock price or potentially distracted from focusing on other important business metrics and strategic goals.

  •
  Our cash incentive bonuses assign equal weight to both Company-wide performance and achievement of individual goals. The Company-wide performance components in 2012 consisted of achieving an Adjusted EBITDA performance target of at least $70 million. We believe that this Company-wide performance component encourages executives to focus on the overall profitability and financial condition of the Company. We also believe that having a subjective component of the cash incentive bonus component based on the achievement of individual goals allows executives to focus on non-financial goals and objectives that are important to the ability of the Company to achieve its long term strategic goals.

  •
  The amount of the cash incentive bonus payable to an executive based on the Company-wide financial performance goals and the subjective individual performance goals components is capped at a percentage of each executive officer's base salary. In addition, with respect to the Company-wide performance-component of the cash incentive bonuses, the Company must achieve a certain minimum threshold performance target before an executive is eligible to receive any cash incentive bonus relating to such Company-wide performance component.

  •
  Our stock-based compensation and incentive programs focus on the long term performance of the Company. Our equity awards generally vest over a period of four years and increase in value as our stock price increases over time.

Directors' Compensation

        In 2012, all non-employee directors received an annual fee of $40,000 except for the chairman of the Board who received an annual fee of $60,000. In addition, each member of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that was independent, within the meaning of the applicable rules of the New York Stock Exchange, received an additional annual fee of $7,500 and the chairperson of each of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received an additional annual fee of $20,000, $10,000 and $10,000, respectively.

        Additionally, each non-employee director is granted, upon the director's initial appointment to the Board, either an option to purchase 100,000 shares of Common Stock or an award of 100,000 restricted shares of Common Stock under the Company's 2005 Stock Incentive Plan. The exercise price for these options is the fair market value of Common Stock at the close of the market on the day of the grant of the stock options. For each grant, other than the restricted stock grants awarded in March 2013, one eighth of the options or shares of restricted stock will vest after six months of service as a director, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options or restricted stock will vest in their entirety upon a change of control of the Company. The options have a term of ten years. Non-employee directors are typically granted additional options to purchase shares of Common Stock or awards of restricted shares of Common Stock under the Company's 2005 Stock Incentive Plan on an annual basis. Such options vest according to the same schedule as the initial grants.

Relationships Among Directors or Executive Officers

        There are no family relationships among any of the Company's directors or executive officers.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics is available on the Company's website at www.gcainc.com.

TRANSACTIONS WITH RELATED PERSONS

Directors' Compensation

        See "Executive Compensation—Director Compensation in 2012."

Indemnification Agreements

        See "Executive Compensation—Indemnification Agreements."

Chief Financial Officer—Mary Beth Higgins

        In October 2012, the Company entered into a long-term lease agreement related to office space for its corporate headquarters, for which the Company engaged a brokerage firm. An executive officer of this brokerage firm is the brother of our Chief Financial Officer. The total estimated rental payments owing by the Company under the lease agreement total $11.8 million and the brokerage firm is entitled to receive approximately $0.4 million as compensation for acting as the Company's broker.

Review, Approval or Ratification of Transactions with Related Persons

        Corporate governance guidelines adopted by the Board provide that any transaction that is required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC must be reviewed, approved or ratified by the Audit Committee, the Nominating and Corporate Governance Committee or another committee consisting entirely of independent directors under applicable NYSE rules. The types of transactions covered by this policy include but are not limited to (i) the purchase, sale or lease of assets to or from a related person, (ii) the purchase or sale of products or services to or from a related person, or (iii) the lending or borrowing of funds from or to a related person. Approval of transactions with related persons shall be at the discretion of the reviewing body, but the reviewing body shall consider (A) the consequences to the Company of consummating or not consummating the transaction, (B) the extent to which the Company has a reasonable opportunity to obtain the same or a substantially similar benefit of the transaction from a person or entity other than the related person, and (C) the extent to which the terms and conditions of such transaction are more or less favorable to the Company and its stockholders than the terms and conditions upon which the Company could reasonably be expected to negotiate with a person or entity other than the related person. Further, our code of ethics requires our directors, officers and employees to raise with our Chief Compliance Officer any material transaction or relationship that could reasonably be expected to give rise to a personal conflict of interest. Our corporate governance guidelines also prohibit the Company's making of any personal loans to directors, executive officers or their immediate family members, but expressly exclude the issuance of credit cards by Arriva Card, Inc. from this prohibition.

Executive Officers

        The following sets forth certain information regarding the Company's executive officers:

Name	Age	Position
David Lopez	39	President, Chief Executive Officer and Director
Mary Elizabeth Higgins	55	Executive Vice President and Chief Financial Officer
David Johnson	61	Executive Vice President and General Counsel
Michael S. Dowty	45	Executive Vice President, Chief Marketing Officer
Robert Myhre	50	Executive Vice President and Chief Information Officer
Diallo Gordon	37	Executive Vice President and General Manager-Xchange Products

        David Lopez has served as President of GCA since June 2012 and was appointed to our Board in July 2012. Mr. Lopez assumed the role of Chief Executive Officer of the Company on January 1, 2013. Mr. Lopez served as the Chief Operating Officer of Shuffle Master Inc., a leading global gaming supplier, from June 2010 until May 2012. Mr. Lopez also served as a member of the Board of Directors of Shuffle Master Inc. from November 2010 until May 2012. Mr. Lopez joined Shuffle Master Inc. in February 1998 as a Marketing Research Analyst and during his tenure at Shuffle Master Inc. assumed increasing roles of responsibility, including being appointed Executive Vice President in November 2008 and serving as the Interim Chief Executive Officer from November 2010 until April 2011. Prior to his appointment as Executive Vice President, Mr. Lopez served as President, Shuffle Master Americas Division from 2007 to 2008; President Utility Division from 2006 to 2007; Vice President of Product Management from 2003 to 2006; and Executive Director, Product Management from 2002 to 2003.

        Mary Elizabeth Higgins joined the Company in September 2010 and has served as Executive Vice President and Chief Financial Officer since such time. From May 2000 to August 2010, Ms. Higgins served as the Chief Financial Officer of Affinity Gaming, LLC. (formerly Herbst Gaming, Inc.), a diversified multi-jurisdictional gaming company based in Las Vegas, Nevada with casinos located in Nevada, Missouri and Iowa. Prior to joining Affinity Gaming, LLC. (formerly Herbst Gaming, Inc.), Ms. Higgins served as the Chief Financial Officer of Camco, Inc., a specialty retailer based in Las Vegas, Nevada.

        David Johnson joined the Company in April 2011 and has served as Executive Vice President and General Counsel since such time. From 2003 to 2010, Mr. Johnson served as Executive Vice President, General Counsel and Secretary to International Game Technology (NYSE: IGT), a multi-national gaming technology company, where he was responsible for the direction of all legal, regulatory and governmental affairs. From 2002 to 2003, Mr. Johnson was a partner with the Las Vegas law firm of Bernhard, Bradley & Johnson. From 2000 to 2002, Mr. Johnson served as General Counsel to Anchor Gaming, Inc. (NASDAQ: SLOT), a diversified gaming company. From 1995 to 2000, Mr. Johnson served as Senior Vice President, General Counsel and Secretary to Bally Technologies, Inc. (NYSE: BYI), a Nevada-based gaming machine and technology company. Mr. Johnson also served as the Chief Deputy Attorney General of the Gaming Division of the Nevada Attorney General's Office, where he acted as Senior Legal Counsel to the Nevada Gaming Commission and Nevada Gaming Control Board.

        Michael S. Dowty joined the Company in October 2005 and currently serves as the Executive Vice President, Chief Marketing Officer, a position he was promoted to in March 2013. Mr. Dowty served as Executive Vice President, Global Sales and Marketing from August 2012 through March 2013 and Executive Vice President, Business Development from July 2008 through August 2012. Prior to serving as the Company's Executive Vice President, Business Development, from October 2005 through May 2007, Mr. Dowty was the Vice President of International Sales of the Company and from May 2007 through July 2008, Mr. Dowty was the Senior Vice President, International Business of the Company. Prior to joining the Company, from September 2000 through October 2005 Mr. Dowty was the General Manager of First Data Loan Company, Canada, a provider of merchant processing services.

        Robert Myhre joined the Company in October 2012 and has served as Executive Vice President and Chief Information Officer since that time. Mr. Myhre served as a Group Head—Integrated Processing Solutions at MasterCard, where he oversaw product development for debit and prepaid processing solutions, from November 2009 until September 2012. Prior to his position at MasterCard, Mr. Myhre served as a Senior Vice President and/or General Manager of various payments business divisions at Fidelity National Information Services, Inc. (FIS) and eFunds Corporation (which was acquired by FIS in September 2007), from 2005 until 2009. Mr. Myhre served as a Vice President of Product Management at eFunds Corporation from 2001 until 2005 and as a Director of Business Development from 1998 until 2001.

        Diallo Gordon joined the Company in August 2009 as VP, Technical Operations until April, 2010 when he was promoted to SVP, Operations. In March, 2011, he was promoted to SVP, Service and Operations and was subsequently promoted to Executive Vice President, Kiosk Development in March 2012. From 2004 to 2009, Mr. Gordon worked for Aristocrat Technologies, Inc. as a Project Manager and Director, Oasis Regional Support, respectively. From 2003 to 2004, Mr. Gordon worked for the Mississippi Gaming Commission as a systems engineer. From 2000 to 2003, Mr. Gordon worked for the Department of Defense as an Instrumentation and Telemetry Lead on the F/A-22 Raptor. Mr. Gordon is a veteran of the United States Air Force and was Honorably Discharged in 2000 after four years as an aircrew member on the ARIA EC-135 and EC-18 aircraft.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are requesting your approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion of this Proxy Statement. This non-binding advisory vote is commonly referred to as a "say on pay" vote.

        Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of the Company's stockholders. We encourage you to carefully review the "Compensation Discussion and Analysis" of this Proxy Statement for additional details on the Company's executive compensation, including our compensation philosophy and objectives and the processes our Compensation Committee and the Board used to determine the structure and amounts of the compensation of our named executive officers for the year ended December 31, 2012.

        The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on us, our Board of Directors or our Compensation Committee, nor will its outcome require us, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by us or our Board of Directors.

        Furthermore, because this non-binding, advisory vote primarily relates to the compensation of our named executive officers that we have already paid or are otherwise contractually committed to pay, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate what actions, if any, may be appropriate for us to take in the future to address those concerns.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, "For" the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders of Global Cash Access Holdings, Inc. approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company's definitive proxy statement for the 2013 Annual Meeting of Stockholders."

        While the results of this advisory vote are not binding, the Compensation Committee and Board will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

        We have adopted a frequency of obtaining "Say-on-Pay" votes on an annual basis. Accordingly, the next opportunity for stockholders to participate in a "Say-on-Pay" vote after our April 25, 2013 annual meeting is expected to occur in connection with our annual meeting of stockholders to be held in 2014.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP has served as the Company's independent registered public accounting firm since 2000 and has been appointed by the Board to continue as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2013. Although the Company is not required to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm. However, because of the difficulty in making any substitution so long after the beginning of the current year, the appointment of Deloitte & Touche LLP for fiscal 2013 will stand, unless the Audit Committee finds other good reason for making a change. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company's and its stockholders' best interests. Proxies solicited by our Board of Directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

        A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, although we do not expect him or her to do so. The representative is expected to be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013

Audit and Non-Audit Fees

        The following table presents, for the years ended December 31, 2012 and 2011, fees invoiced for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements and fees invoiced for other services rendered by Deloitte & Touche LLP (amounts in thousands):

	Year Ended December 31,
	2012	2011
Audit fees(1)	$1,160	$1,282
Tax fees(2)	320	362

Total	$1,480	$1,644

(1)
Audit fees include fees for the following professional services:

•
audit of the Company's annual financial statements for fiscal years 2012 and 2011;

•
attestation services, technical consultations and advisory services in connection with Section 404 of the Sarbanes-Oxley Act of 2002;

•
reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q;

•
statutory and regulatory audits, consents and other services related to SEC matters; and

•
professional services provided in connection with other statutory and regulatory filings.

(2)
Tax fees include fees for tax planning (domestic and international), tax advisory and tax compliance.

        In making its recommendation to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, the Audit Committee has considered whether services other than audit and audit-related services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by its independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. None of the hours expended on the engagement to audit the Company's financial statements for 2012 were attributed to work performed by persons other than Deloitte & Touche LLP's full-time, permanent employees.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to the beneficial ownership as of February 28, 2013, (except as otherwise noted in the footnotes to the table) by (i) all persons who are beneficial owners of five percent (5%) or more of our Common Stock, (ii) each director and nominee, (iii) the Named Executive Officers (as defined in the "Executive Compensation" section below), and (iv) all current directors and executive officers as a group.

        As of February 28, 2013, excluding shares of stock held in treasury by the Company, 66,490,337 shares of Common Stock were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest. Unless otherwise noted the address of each beneficial owner in the table is 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113.

Number of Shares Beneficially Owned as of February 28, 2013

	Shares Beneficially Owned
Name	Number	Percentage
Directors and executive officers
Scott H. Betts(1)	2,390,000	3.5%
E. Miles Kilburn(2)	487,083	*
Geoff Judge(3)	346,416	*
Fred Enlow(4)	300,416	*
Michael Rumbolz(5)	208,249	*
Mary E. Higgins(6)	156,541	*
Michael S. Dowty(7)	140,908	*
David Lopez(8)	65,000	*
David Johnson(9)	33,749	*
Ronald Congemi(10)	—	*
Directors and executive officers as a group (12 persons)(11)	4,219,561	6.0%
Persons owning more than 5% of the Company's Common Stock
BlackRock, Inc.(12)	5,559,631	8.4%
Wolf Fund Management Ltd.(13)	5,545,313	8.3%
Huber Capital Mangement LLC(14)	5,270,314	7.9%
Ameriprise Financial, Inc.(15)	4,225,860	6.4%
Vanguard Group(16)	3,448,254	5.2%

*
Less than 1%

(1)
Includes options to purchase 2,390,000 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of February 28, 2013.

(2)
Includes options to purchase 387,083 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of February 28, 2013.

(3)
Includes options to purchase 300,416 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of February 28, 2013.

(4)
Includes options to purchase 255,416 shares of common Stock that are currently exercisable or will be exercisable within 60 days of February 28, 2013.

(5)
Includes options to purchase 196,249 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of February 28, 2013.

(6)
Includes options to purchase 156,541 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of February 28, 2013.

(7)
Includes options to purchase 138,958 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of February 28, 2013.

(8)
Includes 65,000 shares of Common Stock subject to vesting restrictions.

(9)
Includes options to purchase 33,749 shares of Common Stock that are currently exercisable or will be exercisable within 60 days of February 28, 2013.

(10)
Mr. Congemi was appointed to the Board of Directors in February 2013.

(11)
Includes (a) 85,000 shares of Common Stock held by the current executive officers and directors subject to vesting restrictions and (b) options to purchase an aggregate of 3,929,611 shares held by the current executive officers and directors that are currently exercisable or will be exercisable within 60 days of February 28, 2013.

(12)
As reported on Schedule 13G, filed on February 1, 2013 includes 5,559,631 shares held by BlackRock, Inc. on its own behalf and on behalf of the following subsidiaries: (a) BlackRock Japan Co. Ltd., (b) BlackRock Institutional Trust Company, N.A., (c) BlackRock Fund Advisors, (d) BlackRock Asset Management Australia Limited, (e) BlackRock Advisors, LLC, and (f) BlackRock Investment Management, LLC. BlackRock, Inc. has sole voting and dispositive power as to 5,559,631 shares of common Stock. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(13)
As reported on Schedule 13G, filed on February 14, 2013, includes 5,545,313 shares held by Wolf Fund Management Ltd., on its own behalf and on behalf of its subsidiary, Wolf Opportunity Fund, Ltd., and Ahmet H. Okumus. Each of Wolf Fund Management Ltd. Wolf Opportunity Fund, Ltd. and Ahmet H. Okumus has shared voting power as to 5,545,313 shares and shared dispositive power as to 5,545,313 shares. The address of each of these persons is as follows: (a) Wolf Fund Management Ltd., 767 Third Avenue, 35th Floor, New York, NY 10017, (b) Wolf Opportunity Fund, Ltd., Craigmuir Chambers, Suite 71, Road Town, Tortola, British Virgin Islands, and (c) Ahmet H. Okumus, c/o Wolf Management Ltd., 767 Third Avenue, 35th Floor, New York, NY 10017.

(14)
As reported on Schedule 13G, filed on February 12, 2013, includes 5,270,314shares held by Huber Capital Management LLC and has (a) sole voting power as to 2,887,661 shares and shared voting power as to 530,630 shares, and (b) sole dispositive power as to 5,270,314 shares. The address of Huber Capital Management LLC is 2321 Rosecrans Ave., Suite 3245, El Segundo, CA 90245

(15)
As reported on Schedule 13G, filed on February 13, 2013, includes 4,225,860 shares held by Ameriprise Financial, Inc. on its own behalf and on behalf of the following subsidiary: Columbia Management Investment Advisers, LLC. Each of Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC has shared voting power as to 1,769,532 shares and shared dispositive power as to 4,225,860 shares. The address of each of these entities is as follows: (a) Ameriprise Financial, Inc., 145 Ameriprise Financial Center, Minneapolis, MN 55474; and (b) Columbia Management Investment Advisers, LLC, 225 Franklin St., Boston, MA 02110.

(16)
As reported on Schedule 13G, filed on February 13, 2013, includes 3,448,254 shares held by the Vanguard Group on its behalf and on behalf of the following subsidiaries: (a) Vanguard

  Fiduciary Trust Company, and (b) Vanguard Investments Australia, Ltd. The Vanguard Group has voting power as to 97,662 shares, sole dispositive voting as to 3,354,592 shares and shared dispositive power as to 93,662 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

  EXECUTIVE COMPENSATION

          The Company is a holding company, the principal asset of which is the capital stock of Global Cash Access, Inc. The executive officers of the Company are employees of Global Cash Access, Inc. and all references in this Proxy Statement to executive compensation relate to the executive compensation paid by Global Cash Access, Inc. to such executive officers.

  Compensation Discussion and Analysis

          Objectives of Compensation Policies.    The principal objective of the Company's executive compensation policies is to align the executives' incentives with the achievement of the Company's strategic goals, which are in turn designed to enhance stockholder value. In order to achieve that objective, the Company's executive compensation policies must help the Company attract and retain key personnel who possess the necessary leadership and management skills, motivate key employees to achieve specified goals and ensure that compensation provided to key employees is both fair and reasonable in light of performance and competitive with the compensation paid to executives of similarly situated companies. While the Company has attempted to design its executive compensation to incent its executives to achieve the Company's strategic goals, it also believes it has designed its executive compensation policies to discourage executives and other employees from taking excessive risk as described below.

          The Compensation Committee has the responsibility to approve the overall compensation strategy, administer the Company's annual and long-term compensation plans, and make all decisions with respect to executive compensation. The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with the objectives described above.

          Design of Compensation Policies.    The Company's executive compensation policies are designed to reward executives in a manner that is proportionate to the achievement of, or performance above, established goals. These goals may be expressed in terms of Company-wide performance, operating segment performance or individual performance, and their achievement may be measured by either operating metrics or financial metrics. In certain cases, the achievement of goals may be subjective in nature. Where an individual executive has responsibility for a particular business segment, the performance goals of that individual are heavily weighted toward the operational performance of that business segment. Where an individual executive has broader corporate responsibility, the goals are tailored to his or her objectives for the period. Goals may be annual or longer term in nature; correspondingly, elements of compensation may be annual (i.e. base salaries and bonuses) or longer term in nature (i.e. stock-based compensation and incentives).

          Elements of Executive Compensation.    The Compensation Committee evaluates both performance and compensation to ensure that executive compensation is serving the objectives of attracting, retaining and motivating key executives, including the senior key executive officers identified in the Summary Compensation Table below (the "Named Executive Officers"). To that end, the Compensation Committee believes executive compensation packages provided by the Company to its key executives should include both cash and stock-based compensation and incentives. Under the Company's executive compensation policies, cash compensation consists of annual base salaries and bonuses, and stock-based compensation and incentives consisting of stock options or awards of restricted stock or a combination of both stock options and restricted stock.

          Base Salaries.    We want to provide our key executives with base salaries that provide an appropriate level of assured cash compensation that is sufficient to retain their services. The base salary of each executive officer is determined based upon his or her position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers, as well as the individual performance of the executive in the prior period. Base salary amounts are initially determined through the recruitment process and are typically reconsidered annually as part of the Company's performance review process. The amounts of the base salaries paid to Mr. Betts, Mr. Lopez and Mr. Johnson are fixed pursuant to the terms of their written employment agreements with the Company. Amounts paid to Named Executive Officers as base salaries are included in the column captioned "Salary ($)" in the Summary Compensation Table below.

          Cash Incentive Bonuses.    Each Named Executive Officer's annual incentive based target cash bonus for 2012 was established as a percentage of such Named Executive Officer's base salary. Such target cash bonus percentage was either established in the Named Executive Officer's employment agreement or as otherwise established by the Company. The actual potential bonus which each of these officers could earn ranged from 0% to 150% of the Named Executive Officer's target bonus. Thus, if a Named Executive Officer had a target cash bonus percentage of 25% of his or her base salary, such Named Executive Officer could receive a maximum cash incentive bonus equal to 37.5% of his or her base salary.

          The Company's cash incentive bonus plan consisted of a combination of Company-based and individual-based performance targets and goals. Specifically, the Compensation Committee established the following performance targets and goals in connection with the payment of annual incentive cash bonuses to the Company's Named Executive Officers for the year ended December 31, 2012 (amounts in thousands):

	Minimum			Target			Maximum			Maximum %
Adjusted EBITDA target (50% weight)	$70,000	to	$71,900	$74,000	to	$77,900	$80,000	to	$82,000	75%
Payout percentage of Adjusted EBITDA target	25%			50%			75%
Individual targets and goals personal and specific to each Named Executive Officer (50% weight)	Vary by individual executive officer			N/A		N/A	N/A		N/A	75%

          The Company's performance targets for the year ended December 31, 2012 relating to Adjusted EBITDA was weighted fifty percent and individual performance goals specific to each Named Executive Officer were weighted fifty percent in calculating the amount of annual incentive cash bonuses payable to the Company's Named Executive Officers. A Named Executive Officer would not receive any bonus compensation if the Company failed to meet the minimum threshold for the Adjusted EBITDA performance target and the Named Executive Officer failed to meet the individual targets and goals specific to each Named Executive Officer. The actual amount payable under each of the Adjusted EBITDA performance targets is set forth increasing proportionately assuming the minimum threshold amount was achieved. The maximum percentage amount for the objective and subjective performance targets is equal to 150% of the percentage amount assigned to each such performance target.

          The Compensation Committee established the individual performance goals for the Company's Chief Executive Officer and the Chief Executive Officer established the individual performance goals of each other Named Executive Officer, which were approved by the Compensation Committee. In general, the individual performance goals of each Named Executive Officer were tied to achieving specific goals or objectives in the areas for which such Named Executive Officers had responsibility for overseeing and that were deemed important and material to achieving the Company's overall strategic and financial goals. These personal targets and goals included both objective criteria such as completing specific projects as well as subjective targets and goals such as improving or developing certain skills. The actual amount of bonus payable under these individual performance targets and goals was not tied to any specific formula given the subjective nature of many of the performance targets and goals. The Compensation Committee determined the amount of bonus allocable to the Company's Chief Executive Officer with respect to the Chief Executive's personal targets and goals, and the Chief Executive Officer determined the amount of bonus allocable to the other Named Executive Officers' personal targets and goals with such amounts also being approved by the Compensation Committee.

          For 2012, the Company established an Adjusted EBITDA target goal of $74.0 to $77.9 million with a minimum threshold of $70.0 million. The Company had an Adjusted EBITDA of $79.3 million for the year ended December 31, 2012 resulting in a 62.5% payout percentage with respect to the Company's Adjusted EBITDA objective performance target. The actual amount of bonuses payable to the Named Executive Officers set forth in the Summary Compensation Table below include amounts attributable to the individual performance targets and goals established for each Named Executive Officer plus the total amount of cash incentive compensation received by each Named Executive Officer for 2012 based on he Adjusted EBITDA payout percentage described above.

          Stock-Based Compensation and Incentives.    We believe that the award of stock-based compensation and incentives is an effective way of aligning the executives' interests with the goal of enhancing stockholder value. To that end, stock options and awards of restricted stock may be granted to executives and other employees under the Company's 2005 Stock Incentive Plan. Pursuant to the Company's 2005 Stock Incentive Plan, the Board has authorized the Chief Executive Officer, subject to the review of the Chairman of the Compensation Committee to approve the grant of stock options and awards of restricted stock to employees other than executive officers within ranges prescribed by the Board. The approval of the Board is required for the grant of stock options or awards or restricted stock to executive officers or to employees other than executive officers if in excess of the ranges prescribed by the Board.

          Due to the direct relationship between the value of an option or restricted stock award, on the one hand, and the stock price, on the other, we believe that stock options and restricted stock awards motivate executives to manage the Company's business in a manner that is consistent with stockholder interests. Stock option and restricted stock grants are intended to focus the attention of the recipient on the Company's long-term performance which we believe results in improved stockholder value. Through the grant of stock options and restricted stock grants that vest over time, we can align executives' interests with the long-term interests of our stockholders who seek appreciation in the value of our common Stock. To that end, the stock options and restricted stock awards that we grant to executives typically vest and become fully-exercisable over a four-year period, subject, in certain cases, to accelerated vesting upon the occurrence of certain events such as termination of employment without cause or changes in control of the Company. The grant of stock options and restricted stock awards also provides significant long-term earnings potential in a competitive market for executive talent.

          In the past, we have typically granted stock options to executives shortly following the commencement of their employment, and restricted stock awards as part of our regular performance review process. Our policy is to award stock options with an exercise price equal to the closing price of our stock on the NYSE on the date of grant. The principal factors considered in granting stock options or restricted stock awards to executives are prior performance, level of responsibility, the amounts of other compensation attainable by the executive and the executive's ability to influence the Company's long-term growth and profitability. However, the 2005 Stock Incentive Plan does not provide any quantitative method for weighing these factors and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as anticipated future performance.

          The compensation associated with stock options and restricted stock awards granted to Named Executive Officers as are included in the Summary Compensation Table and other tables below.

        On March 6, 2013, E. Miles Kilburn, Scott Betts, Fred Enlow, Geoff Judge, Michael Rumbolz, David Lopez, Mary Beth Higgins, Michael Dowty, Robert Myhre, David Johnson and Diallo Gordon were granted options to purchase 29,135, 19,424, 19,424, 19,424, 19,424, 101,641, 56,467, 47,433, 44,722, 40,657 and 33,880 shares of Common Stock, respectively, at an exercise price of $7.09 per share pursuant to the Company's Stock Incentive Plan. In addition, on March 6, 2013, E. Miles Kilburn, Scott Betts, Fred Enlow, Geoff Judge, Michael Rumbolz, David Lopez, Mary Beth Higgins, Michael Dowty, Robert Myhre, David Johnson and Diallo Gordon were granted the following shares of restricted Common Stock: 13,645, 9,097, 9,097, 9,097, 9,097, 47,602, 26,446, 22,214, 20,945, 19,041 and 15,867, respectively. The shares of Common Stock underlying the foregoing restricted stock awards vest over a four year period.

        In February 2013, Ronald Congemi was appointed to our Board of Directors and was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $7.10 per share pursuant to the Company's Stock Incentive Plan.

        Retirement Plans.    We have established and maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986 (the "Code") to cover our eligible employees, including our executive officers. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We make contributions to the 401(k) plan for the benefit of certain executive officers.

        Severance Benefits and Change in Control Payments.    In order to retain the ongoing services of certain of the Named Executive Officers, we have provided the assurance and security of severance benefits and change in control payments. As described more fully below under the caption "Employment Contracts, Termination of Employment and Change in Control Arrangements," certain of the Named Executive Officers are entitled to the payment of salary continuation and the payment of target bonus amounts in the event of the termination of employment without cause, payment of severance payments and tax "gross up" payments in the event of the termination of employment without cause within 12 months after a change in control of the Company and accelerated vesting of stock options and restricted stock awards in such events. Our employment agreements with such Named Executive Officers also provide for continued health and other welfare benefits following termination of employment. We believe that these severance benefits and change in control payments reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and that providing such benefits should eliminate, or at least reduce, the reluctance of senior executives to pursue potential change in control transactions that may be in the best interests of stockholders. We believe that these benefits are appropriate in size relative to the overall value of the Company.

        Other Compensation Plans.    The Company has adopted general employee benefit plans in which Named Executive Officers are permitted to participate on parity with other employees. The Named Executive Officers, together with other executives, are entitled to reimbursement of certain out-of-pocket payments incurred for health care.

        Other Perquisites.    We annually review the perquisites that our Named Executive Officers receive. During 2012, Mr. Betts received perquisites in the aggregate amount of $56,580, which included $51,080 for housing and travel reimbursement. These amounts are reflected in the column captioned "All Other Compensation ($)" in the Summary Compensation Table below.

        Results of Most Recent Stockholder Advisory Vote on Executive Compensation.    In response to the non-binding approval of the compensation of the Company's named executive officers at the 2012 annual meeting of stockholders, the Company has not materially deviated from its approach to, and the structure of, its executive compensation decisions and policies.

Summary Compensation Table

        The following table sets forth certain information concerning compensation of each Named Executive Officer:

Name and principal position	Year	Salary		Bonus		Stock awards(1)	Option awards(2)		Non-equity incentive plan compensation(3)	All other compensation		Total
Scott H. Betts	2012	$600,000		$56,250	(4)	$—	$1,224,349	(5)	$618,750	$56,580	(6)	$2,555,929
Former Chief Executive Officer	2011	600,000		—		—	717,605		300,000	60,387	(7)	1,677,992
	2010	600,000		—		—	1,039,600		225,000	97,313	(8)	1,961,913
David Lopez	2012	269,231	(9)	—		430,300	758,760		156,762	1,796	(10)	1,616,849
President, Chief Executive Officer
Mary E. Higgins	2012	375,000		—		—	322,480		230,937	10,533	(11)	938,950
Executive Vice President, Chief	2011	375,000		—		—	205,030		93,750	6,604	(12)	680,384
Financial Officer	2010	106,731	(13)	—		—	353,394		27,997	63	(14)	488,185
David Johnson	2012	300,000		—		—	322,480		168,750	15,188	(15)	806,418
Executive Vice President, General	2011	220,385	(16)	—		—	197,310		56,507	3,870	(17)	478,072
Counsel
Michael S. Dowty	2012	328,462		—		—	322,480		185,149	9,958	(18)	846,049
Executive Vice President, Business	2011	293,462		—		—	205,030		73,517	19,436	(19)	591,445
Development	2010	275,000	(20)	—		—	293,800		68,750	9,993	(21)	647,543
David Lucchese	2012	340,000		—		—	322,480		182,750	17,519	(22)	862,749
Executive Vice President, Sales	2011	340,000		—		—	205,030		85,000	33,844	(23)	663,874
	2010	223,616	(24)	—		—	503,000		57,288	109,290	(25)	893,194

(1)
Represents the fair value of the Named Executive Officers' restricted stock grants, as calculated in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the assumptions made in determining the valuation of the restricted stock awards, please see Note 12 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 and please see Note 2 to the financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2011 and 2010.

(2)
Represents the fair value of the Named Executive Officers' stock option grants, as calculated in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the assumptions made in determining the valuation of the stock option awards, please see Note 12 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, and please see Note 2 to the financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2011 and 2010.

(3)
Represents the amount of cash bonus earned under the Company's cash incentive bonus program for the applicable fiscal year. Amounts earned for a particular fiscal year are typically paid out to the Named Executive Officers in the first quarter of the following calendar year unless otherwise indicated.

(4)
Represents the amount of cash bonus approved by the Board of Directors that was in addition to the amount earned under the Company's cash incentive bonus program as detailed in Note 3 above.

(5)
Pursuant to the Transition Agreement by and between the Company and Mr. Betts, all outstanding options to purchase Common Stock of the Company that were held by Mr. Betts and that were not vested as of December 31, 2012 became fully vested as of December 31, 2012. The exercise period for such options was extended to equal the "expiration date" set forth in the applicable grant document (generally, ten years from the date of grant). The amount reported is the incremental value associated with the acceleration of the options.

(6)
Includes (i) $24,750 for executive housing, (ii) $26,330 for travel reimbursement, and (iii) contributions made by the Company of $5,500 under its 401(k) plan for the benefit of Mr. Betts during fiscal year 2012.

(7)
Includes (i) $31,925 for executive housing, (ii) $24,337 for travel reimbursement, and (iii) contributions made by the Company of $4,125 under its 401(k) plan for the benefit of Mr. Betts during fiscal year 2011.

(8)
Includes (i) $89,063 for executive housing and travel reimbursement, and (ii) contributions made by the Company of $8,250 under its 401(k) plan for the benefit of Mr. Betts during fiscal year 2010.

(9)
Mr. Lopez joined the Company in June 2012 as President. He became Chief Executive Officer effective January 1, 2013. Represents amount paid to Mr. Lopez from June 11, 2012 through December 31, 2012.

(10)
Represents contributions made by the Company of $1,796 under its 401(k) plan for the benefit of Mr. Lopez during fiscal year 2012.

(11)
Includes (i) $3,849 of reimbursement for out-of-pocket health care expenses, and (ii) contributions made by the Company of $6,684 under its 401(k) for the benefit of Ms. Higgins during fiscal year 2012.

(12)
Includes (i) $2,479 of reimbursement for out-of-pocket health care expenses, and (ii) contributions made by the Company of $4,125 under its 401(k) for the benefit of Ms. Higgins during fiscal year 2011.

(13)
Ms. Higgins joined the Company as Executive Vice President and Chief Financial Officer in September 2010. Represents amounts paid to Ms. Higgins from September 14, 2010 through December 31, 2010.

(14)
Includes $63 of reimbursement for out-of-pocket health care expenses during fiscal year 2010.

(15)
Includes (i) $10,861 of reimbursement for out-of-pocket health care expenses, and (ii) contributions made by the Company of $4,327 under its 401(k) plan for the benefit of Mr. Johnson during fiscal year 2012.

(16)
Mr. Johnson joined the Company as Executive Vice President and General Counsel in April 2011. Represents amounts paid to Mr. Johnson from April 1, 2011 through December 31, 2011.

(17)
Includes (i) $1,678 of reimbursement for out-of-pocket health care expenses, and (ii) contributions made by the Company of $2,192 under its 401(k) plan for the benefit of Mr. Johnson during fiscal year 2011.

(18)
Includes (i) reimbursement of $4,727 for out-of-pocket health care expenses, and (ii) contributions made by the Company of $5,231 under its 401(k) plan for the benefit of Mr. Dowty during fiscal year 2012.

(19)
Includes (i) reimbursement of $15,311 for out-of-pocket health care expenses, and (ii) contributions made by the Company of $4,125 under its 401(k) plan for the benefit of Mr. Dowty during fiscal year 2011.

(20)
Mr. Dowty joined the Company in November 2005 and was promoted to an executive officer position in July 2008.

(21)
Includes (i) reimbursement of $1,743 for out-of-pocket health care expenses, and (ii) contributions made by the Company of $8,250 under its 401(k) plan for the benefit of Mr. Dowty during fiscal year 2010.

(22)
Includes (i) reimbursement of $13,269 for out-of-pocket health care expenses, and (ii) contributions made by the Company of $4,250 under its 401(k) plan for the benefit of Mr. Lucchese during fiscal year 2012.

(23)
Includes (i) reimbursement of $30,846 for out-of-pocket health care expenses, and (ii) contributions made by the Company of $2,998 under its 401(k) plan for the benefit of Mr. Lucchese during fiscal year 2011.

(24)
Mr. Lucchese joined the Company as Executive Vice President, Sales in April 2010. Represents amounts paid to Mr. Lucchese from April 30, 2010 through December 31, 2010.

(25)
Includes (i) reimbursement of $1,040 for out-of-pocket health care expenses, and (ii) contributions made by the Company of $8,250 under its 401(k) plan for the benefit of Mr. Lucchese, and (iii) the aggregate signing cash bonus Mr. Lucchese was entitled to receive in fiscal year 2010.

Grants of Plan Based Awards in 2012

        The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended December 31, 2012:

		Estimated future payments under non-equity inventive plan awards(1)				All other option awards: number of securities underlying options			Grant date fair value of stock and option awards(4)
					All other stock awards: number of shares of stock or units		Exercise or base price of option awards
	Grant Date
Name		Threshold(2)	Target	Maximum(3)
Scott H. Betts	3/2/2012	$112,500	$450,000	$675,000	—	586,460	$5.58	(5)	$1,224,349	(5)
David Lopez	6/11/2012	34,760	139,041	208,562	65,000	200,000	6.62		1,189,060
Mary E. Higgins	3/2/2012	46,875	187,500	281,250	—	100,000	5.58		322,480
David Johnson	3/2/2012	37,500	150,000	225,000	—	100,000	5.58		322,480
Michael S. Dowty	3/2/2012	41,137	164,548	246,822	—	100,000	5.58		322,480
David Lucchese	3/2/2012	42,500	170,000	255,000	—	100,000	5.58		322,480

(1)
Represents amounts potentially payable under the Company's cash incentive bonus program. A more detailed discussion of how the threshold, target and maximum amounts are determined and calculated is found in the Compensation Discussion & Analysis section of this Proxy Statement. The actual amount realized by each Named Executive Officer under the Company's cash incentive bonus program is set forth in the Non-Equity Incentive Compensation column of the Summary Compensation Table for such Named Executive Officer.

(2)
Represents the maximum amount payable to the Named Executive Officer at the threshold level.

(3)
Represents the maximum amount payable to the Named Executive Officer under the Company's cash incentive program.

(4)
Represents the total fair value of the Named Executive Officers' restricted stock grants and stock option grants, as calculated in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). For a discussion of the assumptions made in the valuation, please see Note 12 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

(5)
Pursuant to the Transition Agreement by and between the Company and Mr. Betts, all outstanding options to purchase Common Stock of the Company that were held by Mr. Betts and that were not vested as of December 31, 2012 became fully vested as of December 31, 2012. The exercise period for such options was extended to equal the "expiration date" set forth in the applicable grant document (generally, ten years from the date of grant). The amount reported is the incremental value associated with the acceleration of the options. In addition, the exercise, or base price, of option awards reflects the 2012 grant. For prior years' options that were accelerated, the exercise prices were $3.41 and $2.20 for the 2011 and 2009 grants, respectively.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Employment Agreements

Betts Employment Agreement

        The Company is party to an employment agreement with Mr. Betts dated October 31, 2007, as amended (the "Betts Agreement") pursuant to which Mr. Betts received an annual base salary of $600,000, with such salary subject to annual review by the Board. Additionally, Mr. Betts was eligible for a discretionary bonus in an amount up to 112.5% of his then current base salary based upon satisfaction of certain performance criteria or goals as are mutually agreed upon by Mr. Betts and the Company. The target amount of the discretionary bonus, assuming the achievement of the applicable performance goals and criteria, was 75% of his then current base salary. In March 2010, the Betts Agreement was amended to reimburse Mr. Betts for all reasonable out-of-pocket expenses that he incurs in the course of commuting from a residence outside of Las Vegas, including airfare, rental car, taxi and rent and utilities for an apartment or other residence in the Las Vegas metropolitan area. Such reimbursement is retroactive to March 1, 2009 because an amendment to the Betts Agreement in April 2009 inadvertently removed this benefit commencing on March 1, 2009. These reimbursements will be treated as taxable income to Mr. Betts and the Company did not provide Mr. Betts with any gross-up in connection with the income recognized by Mr. Betts as a result of these reimbursements. In addition, the Betts Agreement provided Mr. Betts the option to purchase 1,000,000 shares of common Stock pursuant to the 2005 Stock Incentive Plan (the "Notice of Stock Option Award and Option Award Agreement"). The Notice of Stock Option Award and Option Award Agreement were entered into by Mr. Betts and the Company on October 31, 2007. In addition, during each of the first eighteen (18) months of Mr. Betts' employment with the Company, the Company reimbursed Mr. Betts for all reasonable out-of-pocket expenses that his wife incurred in the course of traveling to the Las Vegas metropolitan area not more frequently than once per month for the purpose of preparing for the relocating of Mr. Betts' principal residence to the Las Vegas metropolitan area. The Betts Agreement also entitled Mr. Betts to participate in the Company's group medical, dental, life insurance, 401(k), deferred compensation or other benefit plans and programs on the same terms and conditions as other members of the Company's senior executive management.

Betts Transition and Retirement Agreement

        Mr. Betts retired as Chief Executive Officer of the Company as of December 31, 2012. In connection with his retirement, the Company and Mr. Betts entered into a Transition and Retirement Agreement (the "Transition Agreement") in January 2013. Pursuant to the Transition Agreement, Mr. Betts will remain as an employee in a transitional strategic planning role through March 31, 2013, and in that capacity will continue to receive compensation and benefits under his existing arrangements. The Company has agreed to pay Mr. Betts a cash bonus for the year ended December 31, 2012 in an amount equal to 150% of the target bonus set forth in the Betts Agreement. All outstanding options to purchase Common Stock of the Company that were held by Mr. Betts and that were not vested as of December 31, 2012 became fully vested as of December 31, 2012. The exercise period for such options was extended to equal the "expiration date" set forth in the applicable grant document (generally, ten years from the date of grant). Upon his retirement as an employee, and in each case subject to the Board's determination as to whether Mr. Betts has satisfied his duties related to his transitional strategic planning role, Mr. Betts' continued employment by GCA through March 31, 2013, and Mr. Betts' reaffirmation of a standard release included in the Transition Agreement, (a) Mr. Betts will receive a one-time transition bonus in the amount of $40,504.95 in cash, and (b) Mr. Betts will be re-appointed to the Board of Directors to serve out his existing term (which runs through the 2015 annual meeting of stockholders) as a non-employee director. As a non-employee director, Mr. Betts will be eligible to receive compensation on the same basis as the Company's other non-employee directors; provided, that while Mr. Betts will receive the annual grant of options and other fees to be received by non-employee directors for 2013, he will not receive the initial equity grant typically made to non-employee directors upon their initial appointment to the Board of Directors.

Lopez Employment Agreement

        Mr. Lopez and the Company entered into an Employment Agreement, effective as of June 11, 2012. Pursuant to the Employment Agreement, Mr. Lopez is entitled to receive an annual base salary of $500,000 and is eligible for an annual bonus in an amount of up to 75% of his then current base salary depending upon the achievement of certain performance criteria and goals. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of his then current base salary. In the event of the termination of Mr. Lopez's employment in certain circumstances, he is entitled to twelve months salary continuation and, in certain circumstances, a bonus in an amount of up to 50% of his then current base salary. In the Employment Agreement, Mr. Lopez agrees not to engage in certain competitive activities for a period of two years following the termination of his employment with the Company.

        In connection with his appointment to office, Mr. Lopez and the Company entered into a Notice of Stock Option Award and Stock Option Award Agreement, effective as of June 11, 2012. Pursuant to the Notice of Stock Option Award and Stock Option Award Agreement, Mr. Lopez was awarded an option to purchase 200,000 shares of Common Stock at an exercise price equal to the closing price of GCA's Common Stock on June 11, 2012. Subject to Mr. Lopez's continued employment with the Company, the option will vest over a four-year period with 25% vesting on the first anniversary date of the grant and 1/36 of the unvested portion of the shares underlying the option shall vest on each monthly anniversary date of the grant thereafter. Pursuant to the terms and conditions of Mr. Lopez's option agreement, the award provides for acceleration of the outstanding options for termination without cause or good reason.

        Mr. Lopez also entered into a Notice of Restricted Stock Award and Restricted Stock Award Agreement, effective June 11, 2012. Pursuant to the Notice of Restricted Stock Award and Restricted Stock Award Agreement, Mr. Lopez was awarded 65,000 shares of restricted Common Stock. Subject to Mr. Lopez's continued employment with the Company, the restricted shares of Common Stock will vest over a four year period with 25% vesting on the first anniversary date of the grant and 1/36 of the remaining unvested shares shall vest on each monthly anniversary date of the grant thereafter. Any unvested shares will vest upon an acquisition of change of control of the Company or upon a termination of Mr. Lopez's employment for good reason or without cause as defined in the Employment Agreement.

Johnson Employment Agreement

        The Company is party to an employment agreement with Mr. Johnson, dated April 1, 2011 (the "Johnson Agreement"), wherein Mr. Johnson is entitled to receive an annual base salary of $300,000 and is eligible for a discretionary annual bonus in an amount of up to 75% of his then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of his then current base salary. In the event Mr. Johnson's employment is terminated without cause or for good reason, he is entitled to receive twelve months base salary, a bonus in an amount of 50% of twelve months base salary and continued health care coverage for twelve months following termination of this employment. In connection with his appointment to office, Mr. Johnson was granted an option under the Company's 2005 Stock Incentive Plan to purchase an aggregate of 100,000 shares of common Stock. Subject to Mr. Johnson's continued employment with the Company, the option will vest over a four-year period.

Employment Agreements with Higgins, Dowty and Lucchese

        Although the Company does not have any other formal employment agreements with any of the other executive officers, the Company has agreed to provide Ms. Higgins, Mr. Dowty and Mr. Lucchese with a severance benefit such that each of them is entitled to receive twelve months base salary, a bonus in an amount of 50% of an executive officer's base salary and continued health care coverage for twelve months following termination of employment if their employment is terminated without cause or for good reason as defined in such severance policy. Each of these other executive officers is eligible for a discretionary bonus in an amount of up to 75% of his or her then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of each of these other executive officers' discretionary bonus is 50% of his or her then current base salary assuming achievement of performance criteria and goals.

Acceleration of Vesting of Stock Options and Restricted Stock Bonus Agreements

Change of Control

        The agreements pursuant to which the Company granted shares of restricted stock to Mr. Betts provide for full acceleration of vesting of the unvested portion of restricted stock upon an acquisition or change of control of the Company. Pursuant to the Transition Agreement by and between the Company and Mr. Betts, all outstanding options to purchase Common Stock of the Company that were held by Mr. Betts and that were not vested as of December 31, 2012 became fully vested as of December 31, 2012. The exercise period for such options was extended to equal the "expiration date" set forth in the applicable grant document (generally, ten years from the date of grant). The agreements pursuant to which the Company granted stock options and shares of restricted stock to Mr. Lopez provide for full acceleration of vesting of the unvested portion of stock options and restricted stock upon an acquisition or change of control of the Company. The agreements pursuant to which the Company granted stock options and shares of restricted stock to Ms. Higgins, Mr. Johnson, Mr. Dowty and Mr. Lucchese provide for full acceleration of vesting upon an acquisition or change of control of the Company.

Termination without Cause or For Good Reason

        The agreements pursuant to which the Company granted shares of restricted stock to Mr. Betts provide for full or partial acceleration of vesting on the unvested portion of restricted stock if they are terminated without cause or for good reason as such terms are defined in his employment agreement. Mr. Lopez's employment agreement provides for acceleration of vesting of the unvested portion of any shares of restricted stock if he is terminated without cause or for good reason as such terms are defined in his employment agreement. The agreements pursuant to which the Company granted stock options to Mr. Lopez, Ms. Higgins, Mr. Johnson, Mr. Dowty and Mr. Lucchese provide for acceleration of the unvested portions of stock options or restricted stock, as applicable, if they are terminated without cause or for good reason as such terms are defined in their employment agreements.

        The following table sets forth the estimated payments and benefits to the Named Executive Officers based upon (A) a hypothetical termination without cause of each such executive's employment on December 31, 2012 that is not in connection with a change in control of us, (B) a hypothetical change in control of us on December 31, 2012, and (C) a hypothetical termination without cause of each executive's employment on December 31, 2012 in connection with a change in control of us:

	Mr. Betts	Mr. Lopez	Ms. Higgins	Mr. Johnson	Mr. Dowty	Mr. Lucchese
Termination without cause
Salary continuation and bonus	$2,100,000	$750,000	$562,500	$450,000	$525,000	$510,000
Lump sum severance payments	—	—	—	—	—	—
Accelerated vesting of stock options and restricted stock(1)	—	753,600	727,844	491,420	500,017	475,188
Continued group medical insurance(2)	22,616	14,878	19,329	18,706	10,750	28,749
Change in control(3)
Accelerated vesting of stock options and restricted stock(1)	65,339	753,600	727,844	491,420	516,355	475,188
Termination without cause in connection with change in control
Accelerated vesting of stock options and restricted stock(1)	65,339	753,600	727,844	491,420	516,355	475,188

(1)
The value attributed to the hypothetical acceleration of the vesting of any restricted stock awards held by a Named Executive Officer is determined by multiplying the number of restricted stock unit awards accelerated by $7.84 (the closing price of common Stock on December 31, 2012). The value attributed to the hypothetical acceleration of vesting of any stock option awards held by a Named Executive Officer is determined by multiplying (i) the difference between the exercise price of the applicable stock option award and $7.84 (the closing price of common Stock on December 31, 2012) and (ii) the number of unvested shares underlying the applicable stock option award. The equity awards held by the Named Executive Officers that are subject to possible acceleration are described as unexercisable or not vested in the table entitled "Outstanding Equity Awards at December 31, 2012" appearing later in this Proxy Statement.

(2)
Estimated value of continued coverage under group health insurance plans and other healthcare-related perquisites through the end of the applicable severance period.

(3)
Assumes that the party acquiring control of the Company has assumed the Company's obligations under the 2005 Stock Incentive Plan.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors and executive officers and certain employees. The indemnity agreements provide, among other things, that the Company will indemnify its directors, executive officers and certain employees under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director or other agent of the Company or any of its subsidiaries, and otherwise to the fullest extent permitted under Delaware law and the Company's Amended and Restated Bylaws.

Outstanding Equity Awards at December 31, 2012

        The following table sets forth certain information concerning unexercised stock options and restricted stock under the Company's equity incentive plan for each Named Executive Officer outstanding as of the end of the fiscal year ended December 31, 2012:

	Option awards						Stock awards
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested
Scott H. Betts	1,000,000	(1)	—		$9.99	10/31/17	—		—
	500,000	(1)	—		6.87	2/7/18	—		—
	12,501	(1)	—		2.20	2/24/19	—		—
	230,000	(1)	—		7.77	2/16/20	—		—
	350,000	(1)	—		3.41	3/1/21	—		—
	310,000	(1)	—		5.58	3/2/22	—		—
							8,334	(1)	65,339
David Lopez	—		200,000	(2)	6.62	6/11/22	65,000	(3)	509,600
Mary E. Higgins	74,875	(4)	65,625		3.99	9/14/20	—		—
	33,750	(5)	56,250		3.41	3/1/21	—		—
	—		100,000	(6)	5.58	3/2/22	—		—
David Johnson	6,666	(7)	58,334		3.29	4/1/21	—		—
	—		100,000	(8)	5.58	3/2/22	—		—
Michael S. Dowty	25,000	(9)	—		15.48	2/7/16	—		—
	25,000	(10)	—		18.94	4/27/16	—		—
	6,250	(11)	4,167		2.20	2/24/19	—		—
	46,041	(12)	18,959		7.77	2/16/20	—		—
	4,167	(13)	56,250		3.41	3/1/21	—		—
	—		100,000	(14)	5.58	3/2/22	—		—
							2,084	(15)	16,339
David Lucchese	66,666	(16)	33,334		8.68	4/30/20	—		—
	6,250	(17)	56,250		3.41	3/1/21	—		—
	—		100,000	(18)	5.58	3/2/22	—		—

(1)
All options are exercisable as of December 31, 2012. The Company vested all unexercised shares as of December 31, 2012 in accordance with the Transition Agreement. The exercise period for such options was extended to equal the "expiration date" set forth in the applicable grant document (generally, ten years from the date of grant).

(2)
These options were granted on June 11, 2012 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(3)
The unvested shares consist of a restricted stock award of 65,000 shares granted on June 11, 2012 and will be fully vested on June 11, 2016.

(4)
These options were granted on September 14, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(5)
These options were granted on March 1, 2011 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(6)
These options were granted on March 2, 2012 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(7)
These options were granted on April 1, 2011 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(8)
These options were granted on March 2, 2012 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(9)
These options were granted on February 7, 2006 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(10)
These options were granted on April 27, 2006 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(11)
These options were granted on February 24, 2009 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(12)
These options were granted on February 16, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(13)
These options were granted on March 1, 2011 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(14)
These options were granted on March 2, 2012 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(15)
The unvested shares consist of a restricted award of 50,000 shares granted on February 24, 2009 and will be fully vested on February 7, 2013.

(16)
These options were granted on April 30, 2010 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(17)
These options were granted on March 1, 2011 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

(18)
These options were granted on March 2, 2012 and vest at a rate of one-fourth per year on the anniversary of the grant date and one-thirty sixth of the remaining amount each month thereafter.

Option Exercises and Stock Vested in 2012

        The following table sets forth certain information concerning each exercise of stock options and each vesting of stock, including restricted stock, for each Named Executive Officer during the fiscal year ended December 31, 2012:

Name	Number of shares acquired on exercise	Value realized on exercise(1)	Number of shares acquired on vesting	Value realized on vesting(2)
Scott H. Betts	287,499	$1,603,513	50,000	$342,999
David Lopez	—	—	—	—
Mary E. Higgins	19,500	75,565	—	—
David Johnson	35,000	158,738	—	—
Michael S. Dowty	143,750	450,502	12,500	85,749
David Lucchese	37,500	187,380	—	—

(1)
The value realized equals the aggregate exercise price of options exercised on the exercise date multiplied by the number of shares that were exercised.

(2)
The value realized equals the closing price of common Stock on the vesting date multiplied by the number of shares that vested.

Pension Benefits in 2012

        During the fiscal year ended December 31, 2012, there were no plans that provide for payments or other benefits at, following, or in connection with retirement of any Named Executive Officer other than provisions in the Company's stock option agreements with Named Executive Officers that provide for the exercise of such options after the optionee's retirement from the Company (which includes termination of employment for any reason or no reason at all, other than for cause) for the remainder of the option term, if on the date of termination the optionee has attained 10 years of service to the Company and at least 50 years of age.

Nonqualified Deferred Compensation in 2012

        During the fiscal year ended December 31, 2012, there were no defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified to any Named Executive Officer.

        We have established and maintained a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, or the Code, to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. During fiscal 2012, we made matching contributions on behalf of the

Named Executive Officers as described in the Summary Compensation Table set forth above and the related footnotes thereto.

Director Compensation in 2012

        All non-employee directors receive an annual fee of $40,000 except for the chair of the Board who receives an annual fee of $60,000. In addition, each member of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that is independent, within the meaning of the applicable rules of the NYSE, will receive an additional annual fee of $7,500. The chairperson of each of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive an additional annual fee of $20,000, $10,000 and $10,000, respectively.

        In addition, each non-employee director that was not affiliated with a principal stockholder of the Company was granted, upon the director's initial appointment to the Board, an option to purchase 100,000 shares of common Stock under the Company's 2005 Stock Incentive Plan. The exercise price for these options was the fair market value of the common Stock at the time of the grant of the stock options. For each grant, one eighth of the options are to vest after six months of service as a director, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options will vest in their entirety upon a change of control of the Company. The options have a term of ten years. Non-employee directors are typically granted additional options to purchase shares of common Stock or awards of restricted shares of common Stock under the Company's 2005 Stock Incentive Plan on an annual basis. Such options and restricted stock vest according to the same schedule as the initial grants.

        The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2012:

Name	Fees earned or paid in cash	Option awards(1)	Total
E. Miles Kilburn(2)	$97,500	$193,488	$290,988
Fred Enlow(3)	55,000	128,992	183,992
Geoff Judge(4)	55,000	128,992	183,992
Patrick Olson(5)	65,000	128,992	193,992
Michael Rumbolz(6)	40,000	128,992	168,992

(1)
Represents the fair value of the directors' stock option grants in fiscal year 2012, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the directors' stock option grants, please see Note 12 to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
At December 31, 2012, Mr. Kilburn had 2,084 shares of unvested restricted stock outstanding and unvested options to purchase 101,251 shares of Common Stock.

(3)
At December 31, 2012, Mr. Enlow had 1,417 shares of unvested restricted stock outstanding and unvested options to purchase 66,500 shares of Common Stock.

(4)
At December 31, 2012, Mr. Judge had 1,417 shares of unvested restricted stock outstanding and unvested options to purchase 66,500 shares of Common Stock.

(5)
At December 31, 2012, Mr. Olson had no shares of unvested restricted stock outstanding and no unvested options to purchase shares of Common Stock. Mr. Olson resigned as a member of our Board as of December 31, 2012.

(6)
At December 31, 2012, Mr. Rumbolz had no shares of restricted stock outstanding and unvested options to purchase 96,667 shares of Common Stock.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or was formerly an officer or employee of the Company or its subsidiaries. No interlocking relationship exists between any member of the Company's Board or Compensation Committee and any member of the Board or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

EQUITY COMPENSATION PLANS

        The following table sets forth information about shares of common Stock that may be issued under the Company's equity compensation plans, including compensation plans that were approved by the Company's stockholders as well as compensation plans that were not approved by the Company's stockholders. Information in the table is as of December 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining active for future issance under equity compensation plans
Equity compensation plans approved by stockholders(1)(2)	9,448,788	$7.19	2,628,681
Equity compensation plans not approved by stockholders	—	—	—

Total/weighted average/total	9,448,788		2,628,681

(1)
Represents shares of common Stock issuable upon exercise of options outstanding under the Company's 2005 Stock Incentive Plan.

(2)
As of December 31, 2012, the Company had reserved 18,179,520 shares of common stock for the grant of stock options and other equity incentive awards under the 2005 Plan. On the first business day of each fiscal year beginning with the fiscal year commencing on January 1, 2006, annual increases will be added to the 2005 Plan equal to the lesser of: 3,800,000 shares, 3% of all outstanding shares of our common stock immediately prior to such increase, or a lesser amount determined by our Board of Directors.

REPORT OF COMPENSATION COMMITTEE

        The information contained in the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE

E. Miles Kilburn
Fred Enlow

 REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        The Audit Committee of the Board consists of Mr. Kilburn, Enlow and Judge. Mr. Kilburn serves as Chairman of the Committee. The Board has determined that each member of the Audit Committee meets the experience requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company. The Board has also determined that each member of the Audit Committee meets the independence requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company.

        The Audit Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at www.gcainc.com.

        The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal controls over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company's internal controls over financial reporting, the Company's consolidated financial statements in the Company's Annual Report on Form 10-K and other related matters.

        The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2012 audited by Deloitte & Touche LLP, the Company's independent registered public accounting firm, and management's assessment of internal controls over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP various matters related to the financial statements, including those matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board, regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

        The Audit Committee and the Board also have recommended, subject to stockholder ratification, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013.

MEMBERS OF THE AUDIT COMMITTEE

E. Miles Kilburn
Fred C. Enlow
Geoff Judge

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and any persons who directly or indirectly hold more than 10 percent of common Stock ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2012, all Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, GLOBAL CASH ACCESS HOLDINGS, INC., 7250 SOUTH TENAYA WAY, SUITE 100, LAS VEGAS, NEVADA, 89113, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2012 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,
By:	/s/ DAVID LOPEZ David Lopez Chief Executive Officer

March 26, 2013
Las Vegas, Nevada

GLOBAL CASH ACCESS HOLDINGS, INC. ATTN: CORPORATE SECRETARY 7250 SOUTH TENAYA WAY, SUITE 100 LAS VEGAS, NV 89113

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The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	0	0	0

Election of Directors

1.	Nominees:

01 Geoff Judge	02 Michael Rumbolz	03 Ronald Congemi

2.The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

To approve, on an advisory (non-binding vote basis), the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement.	0	0	0

3.The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

To ratify the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2013.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com

GLOBAL CASH ACCESS HOLDINGS, INC.

Annual Meeting of Stockholders

April 25, 2013 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned holder of common Stock, par value $.001, of Global Cash Access Holdings, Inc. (the “Company”) hereby appoints David Lopez and Mary E. Higgins, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 25, 2013 at 9:00 a.m., Pacific Time, at Encore Resort, 3121 Las Vegas Blvd. South, Las Vegas, Nevada 89109, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

Continued and to be signed on reverse side